EXHIBIT 1.2

TERMS AGREEMENT

February 4, 2016

Praxair, Inc.
39 Old Ridgebury Road
Danbury, Connecticut 06810-5113

Ladies and Gentlemen:

We, J.P. Morgan Securities LLC, Mizuho Securities USA Inc. and Wells Fargo Securities, LLC (the “Representatives”), acting on behalf of the several underwriters named in Schedule I attached hereto (the “Underwriters”), understand that Praxair, Inc., a Delaware corporation (the “Company”), proposes to issue and sell $275,000,000 aggregate principal amount of its 3.200% Notes due 2026 (the “Offered Securities”), covered by the registration statement on Form S-3 (No. 333-204093) (the “Registration Statement”) filed by the Company. The Offered Securities will be treated as part of the same series as, and will have the same terms as, the Company’s 3.200% Notes due 2026 outstanding on the date hereof, other than as described in the Prospectus Supplement. Subject to the terms and conditions set forth herein or incorporated by reference herein, the Underwriters named in Schedule I attached hereto agree to purchase, severally and not jointly, the Offered Securities in the amounts set forth opposite our respective names on such Schedule.  The closing in respect of the purchase and sale of the Offered Securities shall occur on February 11, 2016 by 10:00 a.m. (the “Closing Date”).

All the provisions contained in the Praxair, Inc. Standard Underwriting Agreement Provisions (May 12, 2015 edition), other than the form of Delayed Delivery Contract attached thereto as Annex I and Terms Agreement attached thereto as Annex II (the “Standard Provisions”), a copy of which is filed as an exhibit to the Registration Statement, are incorporated herein by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Standard Provisions had been set forth in full herein. Terms defined in the Standard Provisions are used herein as therein defined.

For purposes of Sections 2 and 7 of the Standard Provisions, the only information furnished to the Company by any Underwriter for use in the U.S. Prospectus consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the prospectus supplement cover page concerning the terms of the offering by the Underwriters, and the information contained in the third paragraph, the third, fourth and fifth sentences of the sixth paragraph and the eighth, ninth and tenth paragraphs under the caption “Underwriting” in the prospectus supplement.

Date of Basic Prospectus: May 12, 2015

Date of Preliminary Prospectus Supplement: February 4, 2016

Date of Prospectus Supplement: February 4, 2016

Time of Sale: 3:00 p.m., New York City time on February 4, 2016

Names and Addresses of Representatives:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Mizuho Securities USA Inc.
320 Park Avenue, 12th Floor
New York, NY 10022

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

The Offered Securities shall have the following terms:

Title:	3.200% Notes due 2026
Maturity:	January 30, 2026
Interest Rate:	3.200% per annum
Interest Payment Dates:	Interest will be payable on January 30 and July 30 of each year, commencing July 30, 2016.
Day Count Convention:	30/360 days
Redemption Provisions:
The Company may redeem the Offered Securities at its option, at any time in whole or from time to time in part.

The redemption price for the Offered Securities to be redeemed on any redemption date that is prior to the 2026 Notes Par Call Date will be equal to the greater of:  (1) the principal amount of the Offered Securities being redeemed plus accrued and unpaid interest to the redemption date or (2) the 2026 Make-Whole Amount for the Offered Securities being redeemed.

The redemption price for the Offered Securities to be redeemed on any redemption date that is on or after the 2026 Notes Par Call Date will be equal to 100% of the principal amount of the Offered Securities being redeemed on the redemption date, plus accrued and unpaid interest to the redemption date.

2

“2026 Notes Par Call Date” means October 30, 2025.

 “2026 Make-Whole Amount” means, as determined by a 2026 Quotation Agent, the sum of the present values of the principal amount of the Offered Securities to be redeemed, together with the scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the Offered Securities being redeemed (assuming, for this purpose, that the Offered Securities matured on the 2026 Notes Par Call Date), in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the 2026 Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the Offered Securities being redeemed to the redemption date.

“2026 Adjusted Treasury Rate” means, with respect, to any redemption date, the sum of (x) either (1) the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recent published statistical release designated “H.15 (519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to the 2026 Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Offered Securities (assuming, for this purpose, that the Offered Securities matured on the 2026 Notes Par Call Date) being redeemed, yields for the two published maturities most closely corresponding to the 2026 Comparable Treasury Issue shall be determined and the 2026 Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounded to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the 2026 Comparable Treasury Price for such redemption date, in each case calculated on the third business day preceding the redemption date, and (y) 0.200%.

“2026 Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the Offered Securities being redeemed (assuming, for this purpose, that the Offered Securities matured on the 2026 Notes Par Call Date)  that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of Offered Securities.

3

“2026 Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the 2026 Adjusted Treasury Rate is applicable, the average of four, or such lesser number as is obtained by the indenture trustee, 2026 Reference Treasury Dealer Quotations for such redemption date.

“2026 Quotation Agent” means the Reference Treasury Dealer selected by the indenture trustee after consultation with Praxair.

“2026 Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and a primary U.S. Government securities dealer selected by Mitsubishi UFJ Securities (USA), Inc. and their respective successors and assigns, and one other nationally recognized investment banking firm selected by Praxair that is a primary U.S. Government securities dealer.

“2026 Reference Treasury Dealer Quotations” means, with respect to each 2026 Reference Treasury Dealer and any redemption date, the average, as determined by the indenture trustee, of the bid and asked prices for the 2026 Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the indenture trustee by such 2026 Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Purchase Price:	101.676% of the principal amount thereof, plus interest deemed to have accrued from January 30, 2016
Public Offering Price:	102.126% of the principal amount thereof, plus interest deemed to have accrued from January 30, 2016
Additional Terms:	None

which terms shall be set forth in a pricing term sheet substantially in the form of Exhibit 1 attached hereto (the “Pricing Term Sheet”).

The Offered Securities will be made available for checking and packaging at the offices of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

We represent that we are authorized to act for the several Underwriters named in Schedule I hereto in connection with this financing and any action under this agreement by any of us will be binding upon all the Underwriters.

4

This Terms Agreement may be executed in one or more counterparts, all of which counterparts shall constitute one and the same instrument.

[Signature pages follow]

5

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Company, and the several Underwriters in accordance with its terms.

Very truly yours, J.P. MORGAN SECURITIES LLC MIZUHO SECURITIES USA INC. WELLS FARGO SECURITIES, LLC On behalf of themselves and as Representatives of the Several Underwriters

[Signature Page to Terms Agreement]

J.P. MORGAN SECURITIES LLC By: /s/ Som Bhattacharyya Som Bhattacharyya Vice President

[Signature Page to Terms Agreement]

MIZUHO SECURITIES USA INC. By: /s/ Moshe Tomkiewicz Moshe Tomkiewicz Managing Director

[Signature Page to Terms Agreement]

WELLS FARGO SECURITIES, LLC By: /s/ Carolyn Hurley Carolyn Hurley Director

[Signature Page to Terms Agreement]

The foregoing Terms Agreement
is hereby confirmed as of the
date first above written

PRAXAIR, INC.

By:  /s/ Timothy Heenan
       Timothy Heenan
       Vice President and Treasurer

[Signature Page to Terms Agreement]

SCHEDULE I

Underwriters	Amount of Offered Securities to be Purchased
J.P. Morgan Securities LLC	$91,667,000
Mizuho Securities USA Inc.	91,667,000
Wells Fargo Securities, LLC	91,666,000
Total	$275,000,000

EXHIBIT 1
Pricing Term Sheet

Final Term Sheet
Filed pursuant to Rule 433
Dated February 4, 2016

Relating to
Prospectus Supplement dated February 4, 2016 to
Registration Statement No. 333-204093

$275,000,000 3.200% Notes due 2026

Issuer:	Praxair, Inc.
Trade Date:	February 4, 2016
Expected Ratings (Moody's/S&P)*:
Settlement Date**:	February 11, 2016 (T+5)
Title of Securities:	3.200% Notes due 2026
Principal Amount:
$275,000,000. The notes offered hereby will be part of the same series of notes as the $450,000,000 aggregate principal amount of 3.200% Notes due 2026 issued and sold by Praxair, Inc. on September 24, 2015. Upon settlement, the notes will be fungible with and treated as a single series with these existing notes, and the aggregate principal amount of the existing notes and the notes offered hereby will be $725,000,000.

CUSIP / ISIN:	74005P BQ6 / US74005PBQ63
Maturity Date:	January 30, 2026
Benchmark Treasury:	T 2.250% due November 15, 2025
Benchmark Treasury Price and Yield:	103-13 / 1.867%
Spread to Benchmark Treasury:	+108 basis points
Yield to Worst:	2.947%
Interest Rate:	3.200% per annum
Public Offering Price (Issue Price):	102.126% of the principal amount thereof, plus interest deemed to have accrued since January 30, 2016
Interest Payment Dates:	Semi-annually in arrears on each January 30 and July 30, commencing July 30, 2016
Interest Record Dates:	January 15 and July 15
Redemption Provisions:
Make-Whole Call:	Treasury Rate plus 20 basis points prior to October 30, 2025
Par Call:	On or after October 30, 2025
Joint Book-Running Managers:	J.P. Morgan Securities LLC Mizuho Securities USA Inc. Wells Fargo Securities, LLC
Concurrent Offering:
On February 4, 2016, we offered €550 million of 1.200% Notes due 2024 (the “euro offering”) pursuant to a prospectus supplement dated February 4, 2016.  The euro offering is expected to close on February 12, 2016.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**We expect that delivery of the notes will be made to investors on or about February 11, 2016, which will be the fifth business day following the date of this final term sheet (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a prospectus, as supplemented) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus (as supplemented) in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC, collect at 1-212-834-4533, Mizuho Securities USA Inc., toll free at 1-866-271-7403 or Wells Fargo Securities, LLC, toll free at 1-800-645-3751.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.